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                                                                   Exhibit 23(b)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated January 29, 1993 and to all references to our Firm included in this Registration Statement.

                                          MARTIN & COMPANY

Little Rock, Arkansas
February 18, 1994